Exhibit 99.1

LSC COMMUNICATIONS REPORTS FOURTH QUARTER AND FULL-YEAR 2018 RESULTS AND ISSUES 2019 GUIDANCE

Chicago, February 19, 2019 – LSC Communications, Inc. (NYSE: LKSD) today reported financial results for the fourth quarter of 2018.

Highlights:

•	Net sales of $939 million compared to $999 million in the fourth quarter of 2017

•	Organic net sales decrease of 3.2% from the fourth quarter of 2017

•	GAAP net loss of $16 million, or $0.47 per diluted share, compared to a net loss of $58 million, or $1.68 per diluted share in the fourth quarter of 2017

•	Non-GAAP net income of $4 million, or $0.12 per diluted share, compared to non-GAAP net income of $17 million, or $0.50 per diluted share in the fourth quarter of 2017

•	Non-GAAP adjusted EBITDA of $56 million, or 6.0% of net sales, compared to $85 million, or 8.5% of net sales, in the fourth quarter of 2017

•	Net cash provided by operating activities of $188 million compared to $147 million in the fourth quarter of 2017

•	Non-GAAP free cash flow of $177 million compared to $138 million in the fourth quarter of 2017

•	Company completes significant pension risk transfer transaction in the first quarter of 2019

“We are very pleased with our free cash flow generation in the fourth quarter, despite continued challenging industry conditions,” said Thomas J. Quinlan III, LSC Communications’ Chairman, President and Chief Executive Officer. “As we enter 2019, we continue to focus on providing innovative customer solutions and ways to better reduce costs and improve productivity resulting in increased earnings. We continue to expect to close on the merger with Quad/Graphics in mid-2019.”

Net Sales

Fourth quarter net sales were $939 million, down $60 million, or 5.9%, from the fourth quarter of 2017. After adjusting for acquisitions, divestitures, changes in foreign exchange rates, pass-through paper sales and the adoption of new revenue recognition standards, organic net sales decreased 3.2% from the fourth quarter of 2017. The decrease in organic net sales was largely due to lower volume in Magazine, Catalogs & Logistics and Office Products partially offset by volume growth in Book and price increases in Office Products.

GAAP Net Loss

The fourth quarter 2018 net loss was $16 million, or $0.47 per diluted share, compared to a net loss of $58 million, or $1.68 per diluted share, in the fourth quarter of 2017. The fourth quarter 2018 net loss included after-tax charges of $20 million and the fourth quarter 2017 net loss included after-tax charges of $75 million, both of which are excluded from the presentation of non-GAAP net income. Additional details regarding the amount and nature of these adjustments and other items are included in the attached schedules.

Non-GAAP Adjusted EBITDA and Non-GAAP Net Income

Non-GAAP adjusted EBITDA in the fourth quarter of 2018 was $56 million, or 6.0% of net sales, compared to $85 million, or 8.5% of net sales, in the fourth quarter of 2017. The decrease in non-GAAP adjusted EBITDA was primarily due to volume declines, unfavorable product mix and the

LSC COMMUNICATIONS REPORTS FOURTH-QUARTER AND FULL-YEAR 2018 RESULTS, ISSUES FULL-YEAR 2019 GUIDANCE

sale of our European printing business. Non-GAAP adjusted EBITDA margin in the quarter was 250 basis points lower than the fourth quarter of last year including the negative impact of higher paper sales, that are essentially a pass-through cost.

Non-GAAP net income totaled $4 million, or $0.12 per diluted share, in the fourth quarter of 2018 compared to non-GAAP net income of $17 million, or $0.50 per diluted share in the fourth quarter of 2017. Reconciliations of net loss to non-GAAP adjusted EBITDA and non-GAAP net income are presented in the attached schedules.

Segment Results

The Company reports its results using the following segments (1) Magazines, Catalogs and Logistics, (2) Book, (3) Office Products, and (4) other, which includes its Mexico operations, Directory, Print Management and Europe.

Magazines, Catalogs and Logistics

Fourth quarter net sales in Magazines, Catalogs and Logistics were $476 million, a decrease of 1.6%, from the fourth quarter of 2017. After adjusting for acquisitions, divestitures, changes in foreign exchange rates, pass-through paper sales, and the adoption of new revenue recognition standards, organic net sales decreased 6.9% from the fourth quarter of 2017. This organic decline reflects ongoing volume declines and price pressure.

Magazines, Catalogs and Logistics GAAP net loss from operations was $12 million, compared to a net loss from operations of $22 million in the fourth quarter of 2017. Segment non-GAAP adjusted EBITDA in the fourth quarter was $13 million and non-GAAP adjusted EBITDA margin was 2.7%. The non-GAAP adjusted EBITDA margin decreased 330 basis points compared with the fourth quarter of 2017, including the negative impact of higher pass through paper sales. The remaining margin decline reflects the negative impact on productivity of workforce availability and turnover, and increased wages and benefit costs, as well as lower volume. These pressures on margins were partially offset by cost reduction initiatives.

Book

Fourth quarter net sales in Book were $258 million, an increase of 5.1%, from the fourth quarter of 2017. After adjusting for pass-through paper sales and the adoption of new revenue recognition standards, organic net sales increased 1.5% from the fourth quarter of 2017. The organic net sales increase was primarily driven by education book volume.

Book GAAP income from operations was $9 million, compared to income from operations of $9 million in the fourth quarter of 2017. Segment non-GAAP adjusted EBITDA in the quarter was $23 million and non-GAAP adjusted EBITDA margin was 8.9%. The non-GAAP adjusted EBITDA margin decreased 380 bps compared with the fourth quarter of 2017, primarily due to the impacts of tight labor market conditions and the resulting negative impact on productivity and wage rates, the unfavorable impact related to a gain on the sale of a facility in the fourth quarter of 2017, as well as the negative impact of higher pass through paper sales. These pressures on margins were partially offset by cost reduction initiatives.

Office Products

Fourth quarter net sales in Office Products were $140 million, a decrease of 1.6% from the fourth quarter of 2017. After adjusting for acquisitions, changes in foreign exchange rates and the adoption of new revenue recognition standards, organic net sales decreased 5.9% from the fourth

LSC COMMUNICATIONS REPORTS FOURTH-QUARTER AND FULL-YEAR 2018 RESULTS, ISSUES FULL-YEAR 2019 GUIDANCE

quarter of 2017. The organic sales decline was primarily related to lower volume in filing and note-taking products partially offset by the impact of price increases implemented earlier in the year to address higher costs for materials and freight.

Office Products income from operations was $10 million compared to $10 million in the fourth quarter of 2017. Non-GAAP adjusted EBITDA in the Office Products segment was $16 million for the quarter, a decrease of $2 million compared to last year’s fourth quarter. Non-GAAP adjusted EBITDA margin decreased 120 bps to 11.4% due to an unfavorable mix of branded versus private label sales and increased labor costs partially offset by synergies associated with the acquisition of Quality Park and the impact of the price increases implemented earlier in 2018.

Pension Transaction

In January 2019, the Company’s U.S. qualified pension plan used pension trust assets to purchase a group annuity contract from an insurance company for approximately $466 million. The contract transferred approximately $477 million of outstanding defined benefit pension obligations related to approximately 8,500 U.S. retirees and beneficiaries to an insurance company. As a result of this transaction, the insurance company is now required to pay and administer the retirement benefits owed to these retirees and beneficiaries. This transaction continues the Company’s pension de-risking strategy and does not have an impact on the amount, timing, or form of the monthly retirement benefit payments to the covered retirees and beneficiaries. Additionally, this transaction did not impact the Company’s earnings or cash flows in 2018.

In the first quarter of 2019, the pension transaction will result in a non-cash pre-tax pension settlement charge of approximately $130 million to $140 million, which will be excluded from the Company’s non-GAAP results. In 2019, the Company expects annual non-cash net pension income to decrease by approximately $13 million, to $35 million, due to the reduction in pension trust assets related to the transaction combined with a lower expected return on plan assets due to a change in asset allocation as part of the de-risking strategy. The Company’s calculation of non-GAAP adjusted EBITDA includes pension income as a component of non-GAAP adjusted EBITDA, which is factored into the 2019 Guidance discussed below. There are no required contributions to the Company’s U.S. qualified pension plan in 2019. The Company expects to make approximately $6 million of pension contributions in 2019, primarily for the non-qualified pension plan.

2019 Guidance

The Company provides the following guidance for 2019 that reflects a full year impact for the acquisition of the Print logistics business, and the dispositions of the European printing business and retail inserts business as well as the impact of lower pension income discussed above. This guidance does not include any impact related to the previously announced merger with Quad/Graphics.

	Guidance	2018 Actuals
Net sales	$3.55 to $3.65 billion	$3.83 billion
Non-GAAP adjusted EBITDA	$250 to $290 million	$276 million
Net pension income	$35 million	$48 million
Non-GAAP adjusted EBITDA excluding net pension income	$215 to $255 million	$228 million

LSC COMMUNICATIONS REPORTS FOURTH-QUARTER AND FULL-YEAR 2018 RESULTS, ISSUES FULL-YEAR 2019 GUIDANCE

Depreciation and amortization	$115 to $125 million	$138 million
Interest expense	$75 to $79 million	$80 million
Non-GAAP effective tax rate	27% to 31%	27.1%
Capital expenditures	$75 to $85 million	$63 million
Free cash flow (1)	$60 to $100 million	$99 million
Diluted share count	34 to 35 million	34.1 million

(1)	Free cash flow is defined as net cash provided by operating activities less capital expenditures.

Certain components of the guidance given in the table above are provided on a non-GAAP basis only, without providing a reconciliation to guidance provided on a GAAP basis. Information is presented in this manner, consistent with SEC rules, because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.” The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, restructuring charges, impairment charges, pension settlement charges, acquisition-related expenses, gains or losses on investments and business disposals, losses on debt extinguishment, merger-related expenses and other similar gains or losses not reflective of the Company’s ongoing operations. The Company does not believe that excluding such items is likely to be significant to an assessment of the Company’s ongoing operations, given that such excluded items are not indicators of business performance.

Investor Conference Call

Due to the pending merger with Quad/Graphics, the Company will not host a conference call to review the fourth-quarter and full-year 2018 financial results.

About LSC Communications

With a rich history of industry experience, innovative solutions and service reliability, LSC Communications (NYSE: LKSD) is a global leader in print and digital media solutions. Our traditional and digital print-related services and office products serve the needs of publishers, merchandisers and retailers around the world. With advanced technology and a consultative approach, our supply chain solutions meet the needs of each business by getting their content into the right hands as efficiently as possible.

For more information about LSC Communications, visit www.lsccom.com.

Investor Contact

Janet M. Halpin, Senior Vice President, Treasurer & Investor Relations

E-mail: investor.relations@lsccom.com

Tel: 773.272.9275

LSC COMMUNICATIONS REPORTS FOURTH-QUARTER AND FULL-YEAR 2018 RESULTS, ISSUES FULL-YEAR 2019 GUIDANCE

Use of non-GAAP Information

This news release contains certain non-GAAP measures. The Company believes that these non-GAAP measures, such as non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow allow investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. The Company believes that non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow, when viewed with the Company’s results under GAAP and the accompanying reconciliations, provides useful information about the Company’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by factors such as depreciation and amortization methods, historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales, the Company believes that non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin and non-GAAP net income/loss can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of federal securities laws regarding the Company. These forward-looking statements relate to, among other things, the proposed transaction between the Company and Quad/Graphics and include expectations, estimates and projections concerning the business and operations, strategic initiatives and value creation plans of the Company. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements may include, or be preceded or followed by, the words “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “continues,” “believes,” “may,” “will,” “goals” or variations of such words and similar expressions. Examples of forward-looking statements include, but are not limited to, statements, beliefs and expectations regarding our business strategies, market potential, future financial performance, dividends, costs to be incurred in connection with the separation, results of pending legal matters, our goodwill and other intangible assets, price volatility and cost environment, our liquidity, our funding sources, expected pension contributions, capital expenditures and funding, our financial covenants, repayments of debt, off-balance sheet arrangements and contractual obligations, our accounting policies, general views about future operating results and other events or developments that we expect or anticipate will occur in the future. These forward-looking statements are subject to a number of important factors, including those factors disclosed in “Item 1A Risk Factors” in Part I in the Company’s annual report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 19, 2019, that could cause our actual results to differ materially from those indicated in any such forward-looking statements. Additional factors include, but are not limited to: (1) the ability to complete the proposed transaction between the Company and Quad/Graphics on the anticipated terms and timetable; (2) the ability to obtain approval by the stockholders of the

LSC COMMUNICATIONS REPORTS FOURTH-QUARTER AND FULL-YEAR 2018 RESULTS, ISSUES FULL-YEAR 2019 GUIDANCE

Company and shareholders of Quad/Graphics related to the proposed transaction and the ability to satisfy various other conditions to the closing of the proposed transaction contemplated by the merger agreement; (3) the ability to obtain governmental approvals of the proposed transaction on the proposed terms and schedule, and any conditions imposed on the combined entities in connection with consummation of the proposed transaction; (4) the risk that the cost savings and any other synergies from the proposed transaction may not be fully realized or may take longer to realize than expected; (5) disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; (6) the competitive market for our products and industry fragmentation affecting our prices; (7) inability to improve operating efficiency to meet changing market conditions; (8) changes in technology, including electronic substitution and migration of paper based documents to digital data formats; (9) the volatility and disruption of the capital and credit markets, and adverse changes in the global economy; (10) the effects of global market and economic conditions on our customers; (11) the effect of economic weakness and constrained advertising; (12) uncertainty about future economic conditions; (13) increased competition as a result of consolidation among our competitors; (14) our ability to successfully integrate recent and future acquisitions; (15) factors that affect customer demand, including changes in postal rates, postal regulations, delivery systems and service levels, changes in advertising markets and customers’ budgetary constraints; (16) vulnerability to adverse events as a result of becoming a stand-alone company after separation from R. R. Donnelley & Sons Company (“RRD”), including the inability to obtain as favorable of terms from third-party vendors; (17) our ability to access debt and the capital markets due to adverse credit market conditions; (18) the effects of seasonality on our core businesses; (19) the effects of increases in capital expenditures; (20) changes in the availability or costs of key materials (such as paper, ink, energy, and other raw materials) or in prices received for the sale of by-products; (21) performance issues with key suppliers; (22) our ability to maintain our brands and reputation; (23) the retention of existing, and continued attraction of additional customers and key employees, including management; (24) the effect of economic and political conditions on a regional, national or international basis; (25) the effects of operating in international markets, including fluctuations in currency exchange rates; (26) changes in environmental laws and regulations affecting our business; (27) the ability to gain customer acceptance of our new products and technologies; (28) the effect of a material breach of or disruption to the security of any of our or our vendors’ systems; (29) the failure to properly use and protect customer and employee information and data; (30) the effect of increased costs of providing health care and other benefits to our employees; (31) the effect of catastrophic events; (32) potential tax liability of the separation; (33) the impact of the U.S. Tax Cuts and Jobs Act (“Tax Act”); (34) lack of history as an operating company and costs and other issues associated with being an independent company; (35) failure to achieve certain intended benefits of the separation; (36) failure of RRD or Donnelley Financial Solutions, Inc. to satisfy their respective obligations under agreements entered into in connection with the separation; (37) increases in requirements to fund or pay withdrawal costs or required contributions related to the Company’s pension plans and (38) the factors set forth in “Item 1A Risk Factors” in Part I in the Company’s annual report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 19, 2019. We have based our forward-looking statements on our current expectations, estimates and projections about our industry. We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results

LSC COMMUNICATIONS REPORTS FOURTH-QUARTER AND FULL-YEAR 2018 RESULTS, ISSUES FULL-YEAR 2019 GUIDANCE

may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. We undertake no obligation to update any forward-looking statements except to the extent required by applicable law.

No Offer or Solicitation

This news release relates to a proposed business combination between Quad/Graphics and the Company. This news release is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the proposed transaction, an amendment to the registration statement on Form S-4 was filed with the SEC by Quad/Graphics on January 15, 2019. This registration statement became effective on February 4, 2019. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED AS PART OF THE REGISTRATION STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive joint proxy statement/prospectus was mailed to stockholders of the Company on January 22, 2019. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from the Company at its website, www.lsccom.com, or by contacting the Company’s Investor Relations at investor.relations@lsccom.com or (773) 272-9275.

Participants in the Solicitation Relating to the Merger

Quad/Graphics and the Company and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning the Company’s participants is set forth in the proxy statement, filed April 10, 2018, for the Company’s 2018 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction is contained in the registration statement and definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2018 RESULTS

LSC Communications, Inc.

Consolidated Balance Sheets

As of December 31, 2018 and December 31, 2017

(in millions, except share and per share data)

(UNAUDITED)

	December 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$21	$34
Receivables, less allowances for doubtful accounts of $14 in 2018 (2017 - $11)	617	727
Inventories	197	238
Income tax receivable	4	16
Prepaid expenses and other current assets	28	31

Total Current Assets	867	1,046

Property, plant and equipment - net	508	576
Goodwill	103	82
Other intangible assets - net	156	160
Deferred income taxes	27	51
Other noncurrent assets	93	99

Total Assets	$1,754	$2,014

Liabilities
Accounts payable	$372	$406
Accrued liabilities	199	239
Short-term and current portion of long-term debt	108	123

Total Current Liabilities	679	768

Long-term debt	659	699
Pension liabilities	132	182
Restructuring and multi-employer pension liabilities	45	49
Other noncurrent liabilities	61	68

Total Liabilities	1,576	1,766

Commitments and Contingencies
Equity
Common stock, $0.01 par value
Authorized: 65,000,000 shares;
Issued: 35,029,565 shares in 2018 (2017: 34,610,931)	—	—
Additional paid-in capital	828	816
Accumulated deficit	(42)	(90)
Accumulated other comprehensive loss	(584)	(476)
Treasury stock, at cost: 1,888,205 shares in 2018 (2017: 100,256)	(24)	(2)

Total Equity	178	248

Total Liabilities and Equity	$1,754	$2,014

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2018 RESULTS

LSC Communications, Inc.

Consolidated Statements of Operations

For the Three and Twelve Months Ended December 31, 2018 and 2017

(in millions, except per share data)

(UNAUDITED)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Net sales	$939	$999	$3,826	$3,603

Cost of sales (1)	815	851	3,283	3,026
Selling, general and administrative expenses (SG&A) (1)	86	79	328	307
Restructuring, impairment and other charges—net	17	42	35	129
Depreciation and amortization	32	42	138	160

(Loss) income from operations	(11)	(15)	42	(19)

Interest expense-net	21	20	80	72
Investment and other (income)-net	(13)	(13)	(48)	(47)

(Loss) income before income taxes	(19)	(22)	10	(44)

Income tax (benefit) expense	(3)	36	33	13

Net (loss)	$(16)	$(58)	$(23)	$(57)

Net (loss) per common share:
Basic net (loss) per share	$(0.47)	$(1.68)	$(0.67)	$(1.69)
Diluted net (loss) per share	$(0.47)	$(1.68)	$(0.67)	$(1.69)
Weighted-average number of common shares outstanding:
Basic	33.3	34.6	33.8	33.8
Diluted	33.3	34.6	33.8	33.8
Additional information:
Gross margin (1)	13.2%	14.8%	14.2%	16.0%
SG&A as a % of net sales (1)	9.2%	7.9%	8.6%	8.5%
Operating margin	nm	nm	1.1%	nm
Effective tax rate	15.9%	(169.9%)	319.4%	(30.5%)

(1)	Exclusive of depreciation and amortization

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2018 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted EBITDA

For the Three and Twelve Months Ended December 31, 2018 and 2017

(in millions)

(UNAUDITED)

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2018	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
GAAP net (loss) income	$(23)	$(16)	$(4)	$8	$(11)

Adjustments:
Restructuring, impairment and other charges - net (1)	35	17	1	11	6
Acquisition, merger and disposition-related expenses (2)	10	6	2	1	1
Purchase accounting adjustments (3)	3	(1)	1	—	3
Depreciation and amortization	138	32	34	34	38
Interest expense - net	80	21	21	18	20
Income tax expense (benefit) (4)	33	(3)	35	5	(4)

Total Non-GAAP adjustments	299	72	94	69	64
Non-GAAP adjusted EBITDA	$276	$56	$90	$77	$53

Net sales	$3,826	$939	$1,015	$943	$929
Non-GAAP adjusted EBITDA margin %	7.2%	6.0%	8.9%	8.2%	5.7%

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2017	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
GAAP net (loss) income	$(57)	$(58)	$(3)	$5	$(1)

Adjustments:
Restructuring, impairment and other charges - net (1)	129	42	60	21	6
Acquisition, merger and disposition-related expenses (2)	5	2	2	1	—
Separation-related expenses (5)	4	—	1	2	1
Loss on debt extinguishment (6)	3	3	—	—	—
Purchase accounting adjustments (3)	(1)	(2)	1	—	—
Depreciation and amortization	160	42	39	39	40
Interest expense - net	72	20	19	16	17
Income tax expense (benefit)	13	36	(23)	(2)	2

Total Non-GAAP adjustments	385	143	99	77	66
Non-GAAP adjusted EBITDA	$328	$85	$96	$82	$65

Net sales	$3,603	$999	$935	$848	$821
Non-GAAP adjusted EBITDA margin %	9.1%	8.5%	10.3%	9.7%	7.9%

(1)

Restructuring, impairment and other charges-net: Restructuring charges for employee termination costs, lease terminations, other costs, and multiemployer pension plan withdrawal obligations, and impairment charges for goodwill, intangible assets and other long-lived assets. Refer to the Reconciliation of GAAP to Non-GAAP Measures schedules for more information.

(2)

Acquisition, merger and disposition-related expenses: Legal, accounting and other expenses associated with completed and contemplated acquisitions and dispositions; and costs associated with the agreement and plan of merger between the Company, Quad/Graphics, Inc. and QLC Merger Sub, Inc. (the “merger”).

(3)	Purchase accounting adjustments: Purchase accounting inventory step-up adjustments and any gains associated with acquisitions.
(4)

Income tax expense (benefit): The twelve months ended December 31, 2018 included a $25 million non-cash provision primarily for the write-off of a deferred tax asset associated with the Company’s disposition of its European printing business on September 28, 2018.

(5)	Separation-related expenses: One-time transaction expenses associated with becoming a standalone company.
(6)	Loss on debt extinguishment: Loss related to a partial debt extinguishment.

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2018 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended December 31, 2018 and 2017

(in millions, except per share data)

(UNAUDITED)

	For the Three Months Ended December 31, 2018		For the Three Months Ended December 31, 2017
	Net (loss) income	Net (loss) income per diluted share	Net (loss) income	Net (loss) income per diluted share
GAAP basis measures	$(16)	$(0.47)	$(58)	$(1.68)
Non-GAAP adjustments:
Restructuring, impairment and other charges - net (1)	14	0.40	50	1.47
Separation-related expenses	—	—	—	0.02
Acquisition, merger and disposition-related expenses (2)	5	0.15	1	0.03
Purchase accounting adjustments (3)	(1)	(0.02)	(2)	(0.08)
Loss on debt extinguishment (4)	—	—	2	0.05
Income tax adjustments (5)	2	0.06	24	0.69

Total Non-GAAP adjustments	20	0.59	75	2.18

Non-GAAP measures	$4	$0.12	$17	$0.50

(1)

Restructuring, impairment and other charges - net: Operating results for the three months ended December 31, 2018 and 2017 were affected by the pre-tax restructuring charges below of $17 million ($14 million after-tax) and $42 million ($50 million after-tax), respectively.

	For the Three Months Ended December 31,
	2018	2017
Employee termination costs (a)	$7	$6
Other restructuring charges (b)	3	2
Other charges (c)	1	1
Impairment charges - machinery and equipment (d)	3	7
Goodwill impairment charges (e)	—	18
Impairment charges - intangibles (f)	3	8

Total restructuring, impairment and other charges - net	$17	$42

(a)

For the three months ended December 31, 2018, employee-related termination costs primarily resulted from one facility closure in the Magazines, Catalogs and Logistics segment and one facility closure in the Office Products segment. For the three months ended December 31, 2017, employee-related termination costs resulted from one facility closure in the Magazines, Catalogs and Logistics segment, two facility closures in the Book segment and other organizational changes.

(b)	The three months ended December 31, 2018 and 2017 included other facility costs and pension withdrawal obligations related to facility closures.

(c)	Other charges related to the Company’s multi-employer pension plan withdrawal obligations unrelated to facility closures.

(d)

During the three months ended December 31, 2018 the Company recorded total net impairment charges of $3 million related to machinery and equipment associated with facility closings in the Company’s Magazines, Catalogs and Logistics segment. During the three months ended December 31, 2017, the Company recorded net impairment charges of $7 million related to the machinery and equipment that were recorded in the Company’s Magazines, Catalogs and Logistics segment. The impairment in both periods was primarily due to volume declines.

(e)

For the three months ended December 31, 2017, the Company recorded a non-cash charge of $18 million to recognize the impairment of goodwill for the Company’s former magazines, catalogs and retail inserts reporting unit in the former Print segment as a result of goodwill impairment tests performed as of December 31, 2017. As a result of the Company’s change in reportable segments and reporting units during the year ended December 31, 2018, the non-cash charges were restated to the Magazines, Catalogs and Logistics segment.

(f)

For the three months ended December 31, 2018, the Company recorded charges of $3 million for the impairment of certain acquired indefinite-lived tradename intangible assets in the Office Products segment. For the three months ended December 31, 2017, the Company recorded charges of $8 million for the impairment of certain acquired indefinite-lived tradename intangible assets, including $3 million in the Office Products segment and $5 million in the Book segment. The impairment of the indefinite-lived tradename intangible assets in both periods resulted from lower expectations of future revenue to be derived from those tradenames.

(2)

Acquisition, merger and disposition-related expenses: The three months ended December 31, 2018 included pre-tax charges of $6 million ($5 million after-tax) related to legal, accounting and other expenses associated with completed and contemplated acquisitions, dispositions and the upcoming merger. The three months ended December 31, 2017 included pre-tax charges of $2 million ($1 million-after tax) for legal, accounting and other expenses associated with completed and contemplated acquisitions.

(3)

Purchase accounting adjustments: The three months ended December 31, 2018 included a pre-tax benefit of $1 million ($1 million after-tax benefit) as a result of adjustments to gains associated with acquisitions. The three months ended December 31, 2017 included net benefit charges of $2 million ($2 million after-tax benefit) as a result of purchase accounting inventory step-up adjustments and any gains associated with acquisitions.

(4)	Loss on debt extinguishment: The three months ended December 31, 2017 included pre-tax charges of $3 million ($2 million after-tax) for a loss related to a partial debt extinguishment.
(5)

Income tax adjustments: The three months ended December 31, 2018 included a $1 million adjustment for the one-time transition tax and a $1 million adjustment for the remeasurement of deferred taxes related to the Tax Cuts and Jobs Act (the “Tax Act”). The three months ended December 31, 2017 included the impact of the Tax Act that consisted of a $16 million provisional expense for the one-time transition tax and a net provisional expense of $8 million for the remeasurement of deferred taxes associated with the reduced U.S. federal corporate tax rate from 35% to 21%.

Note: The income tax impact is calculated using the tax rate in effect for the non-GAAP adjustments.

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2018 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Year Ended December 31, 2018 and 2017

(in millions, except per share data)

(UNAUDITED)

	For the Year Ended December 31, 2018		For the Year Ended December 31, 2017
	Net (loss) income	Net (loss) income per diluted share	Net (loss) income	Net (loss) income per diluted share
GAAP basis measures	$(23)	$(0.67)	$(57)	$(1.69)
Non-GAAP adjustments:
Restructuring, impairment and other charges - net (1)	27	0.79	92	2.75
Separation-related expenses (2)	—	—	3	0.09
Acquisition, merger and disposition-related expenses (3)	8	0.23	3	0.10
Purchase accounting adjustments (4)	2	0.06	(1)	(0.07)
Loss on debt extinguishment (5)	—	—	2	0.05
Income tax adjustments (6)	28	0.82	25	0.74

Total Non-GAAP adjustments	65	1.90	124	3.66

Non-GAAP measures	$42	$1.23	$67	$1.97

(1)

Restructuring, impairment and other charges - net: Operating results for the twelve months ended December 31, 2018 and 2017 were affected by the pre-tax restructuring charges below of $35 million ($27 million after-tax) and $129 million ($92 million after-tax).

	For the Year Ended December 31
	2018	2017
Employee termination costs (a)	$14	$13
Other restructuring charges (b)	14	24
Other charges (c)	2	4
Impairment charges - machinery and equipment (d)	3	7
Impairment charges - goodwill (e)	(1)	73
Impairment charges - intangibles (f)	3	8

Total restructuring, impairment and other charges - net	$35	$129

(a)

For the twelve months ended December 31, 2018, employee-related termination costs primarily related to two facility closures in the Magazines, Catalogs and Logistics segment, one facility closure in the Office Products segment and the reorganization of certain business units and corporate functions. For the twelve months ended December 31, 2017, employee-related termination costs resulted from three facility closures in the Book segment, one facility closure in the Magazines, Catalogs and Logistics segment and the reorganization of certain business units.

(b)

The twelve months ended December 31, 2018 included charges related to facility costs, a loss related to the Company’s disposition of its retail offset printing facilities and pension withdrawal obligations related to facility closures. For the twelve months ended December 31, 2017, the charges primarily resulted from the exit from certain operations and facilities, as well as charges as a result of a terminated supplier contract.

(c)	Other charges related to the Company’s multi-employer pension plan withdrawal obligations unrelated to facility closures.

(d)

During the twelve months ended December 31, 2018 the Company recorded net impairment charges of $3 million related to machinery and equipment associated with facility closings in the Company’s Magazines, Catalogs and Logistics segment. During the twelve months ended December 31, 2017, the Company recorded net impairment charges of $7 million related to the machinery and equipment that were recorded in the Company’s Magazines, Catalogs and Logistics segment. The impairment in both periods was primarily due to volume declines.

(e)

For the twelve months ended December 31, 2018, there was a reduction of $1 million of goodwill impairment charges as a result of a $1 million adjustment of previously recorded goodwill associated with the 2017 acquisitions. For the twelve months ended December 31, 2017, the Company recorded non-cash charges of $73 million to recognize the impairment of goodwill for the Company’s former magazines, catalogs and retail inserts reporting unit in the former Print segment as a result of goodwill impairment tests performed as of September 30, 2017, and again as of December 31, 2017. As a result of the Company’s change in reportable segments and reporting units during the year ended December 31, 2018, the non-cash charges were restated to the following reporting units: logistics ($40 million) and magazines and catalogs ($28 million) which are both included in the Magazines, Catalogs and Logistics segment, and Other segment grouping ($5 million).

(f)

During the twelve months ended December 31, 2018, the Company recorded charges of $3 million for the impairment of certain acquired indefinite-lived tradename intangible assets in the Office Products segment. During the twelve months ended December 31, 2017, the Company recorded charges of $8 million for the impairment of certain acquired indefinite-lived tradename intangible assets, including $3 million in the Office Products segment and $5 million in the Book segment. The impairment of the indefinite-lived tradename intangible assets in both periods resulted from lower expectations of future revenue to be derived from those tradenames.

(2)

Separation-related expenses: The twelve months ended December 31, 2017 included pre-tax charges of $4 million ($3 million after-tax) for one-time transaction costs associated with becoming a standalone company.

(3)

Acquisition, merger and disposition-related expenses: The twelve months ended December 31, 2018 included pre-tax charges of $10 million ($8 million after-tax) related to legal, accounting and other expenses associated with completed and contemplated acquisitions, dispositions and the merger. The twelve months ended December 31, 2017 included pre-tax charges of $5 million ($3 million-after tax) for legal, accounting and other expenses associated with completed and contemplated acquisitions.

(4)

Purchase accounting adjustments: The twelve months ended December 31, 2018 included pre-tax charges of $3 million ($2 million after-tax) as a result of purchase accounting inventory step-up adjustments and changes to purchase price allocations related to prior acquisitions. The twelve months ended December 31, 2017 included a pre-tax benefit of $1 million ($1 million after-tax benefit) as a result of purchase accounting inventory step-up adjustments and any gains associated with acquisitions.

(5)	Loss on debt extinguishment: The twelve months ended December 31, 2017 included pre-tax charges of $3 million ($2 million after-tax) for a loss related to partial debt extinguishment.
(6)

Income tax adjustments: The twelve months ended December 31, 2018 primarily included a $25 million non-cash provision primarily for the write-off of a deferred tax asset related to the Company’s disposition of its European printing business. Additionally, the twelve months ended December 31, 2018 included a $1 million adjustment for the one-time transition tax and a $1 million adjustment for the remeasurement of deferred taxes related to the Tax Act. The twelve months ended December 31, 2017 primarily included the impact of the Tax Act that consisted of a $16 million provisional expense for the one-time transition tax and a net provisional expense of $8 million for the remeasurement of deferred taxes associated with the reduced U.S. federal corporate tax rate from 35% to 21%.

The twelve months ended December 31, 2018 and 2017 each include $1 million that was recorded due to the unfavorable impact associated with share-based compensation awards that lapsed during each of the periods.

Note: The income tax impact is calculated using the tax rate in effect for the non-GAAP adjustments.

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2018 RESULTS

LSC Communications, Inc.

Total Company GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three and Twelve Months Ended December 31, 2018 and 2017

(in millions)

(UNAUDITED)

Total LSC Communications

	FY 2018	Q4 2018	Q3 2018	Q2 2018	Q1 2018	FY 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017	FY 2016
Net sales	$3,826	$939	$1,015	$943	$929	$3,603	$999	$935	$848	$821	$3,654

GAAP net (loss) income	$(23)	$(16)	$(4)	$ 8	$(11)	$(57)	$(58)	$(3)	$ 5	$(1)	$106
Restructuring, impairment and other charges - net	35	17	1	11	6	129	42	60	21	6	18
Separation-related expenses	—	—	—	—	—	4	—	1	2	1	5
Pension settlement charge	—	—	—	—	—	—	—	—	—	—	1
Acquisition, merger and disposition-related expenses	10	6	2	1	1	5	2	2	1	—	—
Purchase accounting adjustments	3	(1)	1	—	3	(1)	(2)	1	—	—	—
Loss on debt extinguishment	—	—	—	—	—	3	3	—	—	—	—
Depreciation and amortization	138	32	34	34	38	160	42	39	39	40	171
Interest expense - net	80	21	21	18	20	72	20	19	16	17	18
Income tax expense (benefit)	33	(3)	35	5	(4)	13	36	(23)	(2)	2	51

Non-GAAP Adjusted EBITDA	$276	$56	$90	$77	$53	$328	$85	$96	$82	$65	$370

Non-GAAP Adjusted EBITDA margin	7.2%	6.0%	8.9%	8.2%	5.7%	9.1%	8.5%	10.3%	9.7%	7.9%	10.1%
Net cash provided by (used in) operating activities	$162	$188	$0	($2)	($24)	$205	$147	($20)	$14	$64	$231
Capital expenditures	(63)	(11)	(15)	(17)	(20)	(60)	(9)	(15)	(15)	(21)	(48)

Free cash flow	$99	$177	($15)	($19)	($44)	$145	$138	($35)	($1)	$43	$183

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2018 RESULTS

LSC Communications, Inc.

Segment GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three and Twelve Months Ended December 31, 2018 and 2017

(in millions)

(UNAUDITED)

Magazines, Catalogs and Logistics

	FY 2018	Q4 2018	Q3 2018	Q2 2018	Q1 2018	FY 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017	FY 2016
Net sales	$1,767	$476	$463	$401	$427	$1,583	$484	$409	$341	$349	$1,526

(Loss) income from operations	($31)	($12)	$1	($6)	($14)	($73)	($22)	($41)	($6)	($4)	$28
Depreciation and amortization	62	15	16	15	16	72	20	18	17	17	76
Restructuring, impairment and other charges - net	20	10	—	6	4	86	31	51	2	2	4
Purchase accounting adjustments	—	—	—	—	—	1	—	1	—	—	—

Non-GAAP Adjusted EBITDA	$51	$13	$17	$15	$6	$86	$29	$29	$13	$15	$108

Non-GAAP Adjusted EBITDA margin	2.9%	2.7%	3.7%	3.7%	1.4%	5.4%	6.0%	7.1%	3.8%	4.3%	7.1%
Capital expenditures	$24	$4	$6	$5	$9	$24	$4	$6	$7	$7	$19

Book

	FY 2018	Q4 2018	Q3 2018	Q2 2018	Q1 2018	FY 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017	FY 2016
Net sales	$1,055	$258	$282	$266	$249	$1,022	$245	$276	$262	$239	$1,097

Income from operations	$58	$9	$21	$19	$9	$62	$9	$26	$18	$9	$86
Depreciation and amortization	52	13	12	13	14	60	14	14	16	16	67
Restructuring, impairment and other charges - net	6	1	1	3	1	15	8	2	3	2	6

Non-GAAP Adjusted EBITDA	$116	$23	$34	$35	$24	$137	$31	$42	$37	$27	$159

Non-GAAP Adjusted EBITDA margin	11.0%	8.9%	12.1%	13.2%	9.6%	13.4%	12.7%	15.2%	14.1%	11.3%	14.5%
Capital expenditures	$31	$6	$7	$9	$9	$13	$1	$2	$3	$7	$10

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2018 RESULTS

LSC Communications, Inc.

Segment GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three and Twelve Months Ended December 31, 2018 and 2017

(in millions)

(UNAUDITED)

Office Products

	FY 2018	Q4 2018	Q3 2018	Q2 2018	Q1 2018	FY 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017	FY 2016
Net sales	$562	$140	$145	$154	$123	$495	$143	$116	$125	$111	$527

Income from operations	$40	$10	$15	$13	$2	$42	$10	$11	$12	$9	$54
Depreciation and amortization	13	2	4	3	4	15	4	4	3	4	15
Restructuring, impairment and other charges - net	6	4	—	1	1	4	3	—	—	1	—
Purchase accounting adjustments	1	—	—	—	1	1	1	—	—	—	—

Non-GAAP Adjusted EBITDA	$60	$16	$19	$17	$8	$62	$18	$15	$15	$14	$69

Non-GAAP Adjusted EBITDA margin	10.7%	11.4%	13.1%	11.0%	6.5%	12.5%	12.6%	12.9%	12.0%	12.6%	13.1%
Capital expenditures	$1	$—	$—	$1	$—	$5	$2	$1	$2	$—	$3

Other

	FY 2018	Q4 2018	Q3 2018	Q2 2018	Q1 2018	FY 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017	FY 2016
Net sales	$444	$67	$125	$122	$130	$503	$127	$134	$120	$122	$504

Income from operations	$26	$3	$9	$7	$7	$28	$6	$5	$10	$7	$27
Depreciation and amortization	10	2	2	2	4	11	3	3	3	2	12
Restructuring, impairment and other charges - net	1	1	—	—	—	7	—	5	1	1	5

Non-GAAP Adjusted EBITDA	$37	$6	$11	$9	$11	$46	$9	$13	$14	$10	$44

Non-GAAP Adjusted EBITDA margin	8.3%	9.0%	8.8%	7.4%	8.5%	9.1%	7.1%	9.7%	11.7%	8.2%	8.7%
Capital expenditures	$3	$—	$1	$1	$1	$10	$1	$1	$2	$6	$10

Corporate

	FY 2018	Q4 2018	Q3 2018	Q2 2018	Q1 2018	FY 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017	FY 2016
Net sales	($2)	($2)	$0	$0	$0	$0	$0	$0	$0	$0	$0

Operating expenses	($51)	($21)	($5)	($15)	($10)	($78)	($18)	($19)	($27)	($14)	($65)
Investment and other (income)-net	(48)	(13)	(11)	(13)	(11)	(47)	(13)	(11)	(12)	(11)	(45)
Depreciation and amortization	1	—	—	1	—	2	1	—	—	1	1
Restructuring, impairment and other charges - net	2	1	—	1	—	17	—	2	15	—	3
Separation-related expenses	—	—	—	—	—	4	—	1	2	1	5
Pension settlement charge	—	—	—	—	—	—	—	—	—	—	1
Acquisition, merger and disposition-related expenses	10	6	2	1	1	5	2	2	1	—	—
Loss on debt extinguishment	—	—	—	—	—	3	3	—	—	—	—
Purchase accounting adjustments	2	(1)	1	—	2	(3)	(3)	—	—	—	—

Non-GAAP Adjusted EBITDA	$12	($2)	$9	$1	$4	($3)	($2)	($3)	$3	($1)	($10)

Capital expenditures	$4	$1	$1	$1	$1	$8	$1	$5	$1	$1	$6

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2018 RESULTS

LSC Communications, Inc.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2018 and 2017

(in millions)

(UNAUDITED)

	2018	2017
Net (loss)	$(23)	$(57)
Adjustment to reconcile net (loss) to net cash provided by operating activities:
Impairment charges	6	88
Depreciation and amortization	138	160
Provision for doubtful accounts receivable	7	3
Share-based compensation	12	13
Deferred income taxes	21	(15)
Gain on sale of investments and other assets - net	(3)	(10)
Other	7	5
Changes in operating assets and liabilities - net of acquisitions and dispositions:
Accounts receivable - net	103	(7)
Inventories	(6)	5
Prepaid expenses and other current assets	(2)	(1)
Accounts payable	(38)	103
Income taxes payable and receivable	11	(7)
Accrued liabilities and other	(71)	(75)

Net cash provided by operating activities	$162	$205

Capital expenditures	(63)	(60)
Acquisitions of businesses, net of cash acquired	(48)	(236)
Disposition of business	47	—
Net proceeds from sales and purchase of investments and other assets	9	18

Net cash (used in) investing activities	$(55)	$(278)

Proceeds from issuance of long-term debt	—	65
Payments of current maturities and long-term debt	(50)	(118)
Net (payments) proceeds from credit facility borrowings	(9)	75
Debt issuance costs	(1)	(1)
Proceeds from issuance of common stock	—	18
Payments for repurchase of common stock	(20)	—
Dividends paid	(35)	(34)
Other financing activities	(1)	(2)
Payments from RRD - net	—	3

Net cash (used in) provided by financing activities	$(116)	$6

Effect of exchange rate on cash and cash equivalents	(2)	5

Net (decrease) in cash, cash equivalents and restricted cash	$(11)	$(62)

Cash, cash equivalents and restricted cash at beginning of year	35	97

Cash, cash equivalents and restricted cash at end of period	$24	$35

Reconciliation to the Consolidated Balance Sheets	As of December 31, 2018	As of December 31, 2017
Cash and cash equivalents	$21	$34
Restricted cash included in prepaid expenses and other current assets	3	1

Total cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	$24	$35

Supplemental non-cash disclosure	2018	2017
Issuance of approximately 1.0 million shares of LSC Communications, Inc. common stock for acquisition of a business	$—	$20

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2018 RESULTS

LSC Communications, Inc.

Reconciliation of Reported to Pro Forma Net Sales

For the Three Months Ended December 31, 2018 and 2017

(in millions)

(UNAUDITED)

	Magazines, Catalogs & Logistics	Book	Office Products	Other	Corporate	Total LSC
Q4 2017 Net Sales as Reported	$484	$245	$143	$127	$—	$999
Adjustments(1)	56	—	8	—	—	64

Q4 2017 Net Sales Pro Forma	$540	$245	$151	$127	$—	$1,063

Q4 2018 Net Sales as Reported	$476	$258	$140	$67	($2)	$939
Adjustments(1)	—	—	—	—	—	—

Q4 2018 Net Sales Pro Forma	$476	$258	$140	$67	($2)	$939

As Reported % Change	(1.6%)	5.1%	(1.6%)	(47.7%)	nm	(5.9%)
Pro Forma % Change	(11.8%)	5.1%	(6.5%)	(47.7%)	nm	(11.5%)

Non-GAAP Adjustments:
Impact of changes in foreign exchange rates	—%	—%	(0.4%)	(0.9%)	—%	(0.2%)
Impact of pass-through paper sales	1.2%	1.9%	—%	(1.0%)	—%	0.9%
Impact of adoption of new revenue recognition standard	(0.3%)	1.7%	(0.2%)	0.2%	—%	0.2%
Impact of dispositions (2)	(5.8%)	—%	—%	(52.3%)	—%	(9.2%)

Q4 2018 Organic % Change (3)	(6.9%)	1.5%	(5.9%)	6.3%	nm	(3.2%)

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the three months ended December 31, 2018 and 2017 to pro forma net sales as if the acquisitions took place as of January 1, 2017 for purposes of this schedule.

(1)	Adjusted for net sales of acquired businesses:

There were no acquisitions during the three months ended December 31, 2018.

For the three months ended December 31, 2017, the adjustments for net sales of acquired businesses reflect the net sales of RR Donnelley’s Print Logistics business (“Print Logistics”) (acquired July 2, 2018), The Clark Group (“Clark Group”) (acquired November 29, 2017) and Quality Park (acquired November 9, 2017).

(2)

Adjusted for the disposition of the Company’s retail offset printing facilities on June 5, 2018 and the sale of the Company’s European printing business on September 28, 2018. There were no dispositions during the twelve months ended December 31, 2017.

(3)

Adjusted for the impact of acquisitions and dispositions, changes in FX rates, pass-through paper sales and the Company’s adoption of Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASC 606”) on January 1, 2018.

nm	Not meaningful

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2018 RESULTS

LSC Communications, Inc.

Reconciliation of Reported to Pro Forma Net Sales

For the Year Ended December 31, 2018 and 2017

(in millions)

(UNAUDITED)

	Magazines, Catalogs & Logistics	Book	Office Products	Other	Corporate	Total LSC
Q4 2017 YTD Net Sales as Reported	$1,583	$1,022	$495	$503	$—	$3,603
Adjustments(1)	416	—	95	—	—	511

Q4 2017 YTD Net Sales Pro Forma	$1,999	$1,022	$590	$503	$—	$4,114

Q4 2018 YTD Net Sales as Reported	$1,767	$1,055	$562	$444	($2)	$3,826
Adjustments(1)	85	—	—	—	—	85

Q4 2018 YTD Net Sales Pro Forma	$1,852	$1,055	$562	$444	($2)	$3,911

As Reported % Change	11.7%	3.2%	13.6%	(11.9%)	nm	6.2%
Pro Forma % Change	(7.3%)	3.2%	(4.6%)	(11.9%)	nm	(4.9%)

Non-GAAP Adjustments:
Impact of changes in foreign exchange rates	—%	—%	—%	2.0%	—%	0.2%
Impact of pass-through paper sales	0.6%	1.0%	—%	(2.6%)	—%	0.2%
Impact of adoption of new revenue recognition standard	0.1%	1.0%	(0.9%)	—%	—%	0.2%
Impact of dispositions (2)	(3.2%)	—%	—%	(13.2%)	—%	(3.2%)

Q4 2018 YTD Organic % Change (3)	(4.8%)	1.2%	(3.7%)	1.9%	nm	(2.3%)

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the twelve months ended December 31, 2018 and 2017 to pro forma net sales as if the acquisitions took place as of January 1, 2017 for purposes of this schedule.

(1)	Adjusted for net sales of acquired businesses:

For the twelve months ended December 31, 2018, the adjustments for net sales of an acquired business reflect the net sales of Print Logistics (acquired July 2, 2018).

For the twelve months ended December 31, 2017, the adjustments for net sales of acquired businesses reflect the net sales of Print Logistics, Clark Group (acquired November 29, 2017), Quality Park (acquired November 9, 2017), Publishers Press (acquired September 7, 2017), NECI (acquired August 21, 2017), CREEL (acquired August 17, 2017), Fairrington (acquired July 28, 2017), and HudsonYards, LLC (acquired March 1, 2017).

(2)

Adjusted for the disposition of the Company’s retail offset printing facilities on June 5, 2018, and the sale of the Company’s European printing business on September 28, 2018. There were no dispositions during the twelve months ended December 31, 2017.

(3)	Adjusted for the impact of acquisitions and dispositions, changes in FX rates, pass-through paper sales and the Company’s adoption of ASC 606 on January 1, 2018.
nm	Not meaningful

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2018 RESULTS

LSC Communications, Inc.

Liquidity, Debt and Pension Summary

As of December 31, 2018 and December 31, 2017

(in millions)

(UNAUDITED)

Total Liquidity (1)	December 31, 2018	December 31, 2017
Availability
Stated amount of the Revolving Credit Facility (2)	$400	$400
Less: availability reduction from covenants	122	—

Amount available under the Revolving Credit Facility	$278	$400
Usage
Borrowings under Revolving Credit Facility	$64	$75
Impact on availability related to outstanding letters of credit	—	53

Total Usage	$64	$128

Availability (3)	$214	$272
Cash	21	34

Net Available Liquidity	$235	$306

Short-term and current portion of long-term debt	$108	$123
Long-term debt	659	699

Total debt	$767	$822

Non-GAAP adjusted EBITDA for the twelve months ended December 31, 2018 and December 31, 2017	$276	$328
Non-GAAP Gross Leverage (defined as total debt divided by non-GAAP adjusted EBITDA (4))	2.78	2.51

Credit Agreement Consolidated Leverage Ratio (5)	2.54	2.18

Unfunded Status of Pension Benefit Plans

Based on the fair value of assets and the discount rate used to value benefit obligations as of December 31, 2018, the unfunded status of the pension benefit plans is $137 million compared to $187 million at December 31, 2017.

	Qualified	Non-Qualified & International	Total
Pension liabilities	$2,318	$88	$2,406
Pension assets	2,265	4	2,269

Unfunded status at December 31, 2018	$(53)	$(84)	$(137)

(1)	Liquidity does not include uncommitted credit facilities, located outside of the U.S.
(2)

The Company has a $400 million senior secured revolving credit agreement (the “Revolving Credit Facility”) which expires on September 30, 2021. The Revolving Credit Facility is subject to a number of covenants, including, but not limited to, a minimum Interest Coverage Ratio and a maximum Consolidated Leverage Ratio, as defined in and calculated pursuant to the Revolving Credit Facility, that, in part, restrict the Company’s ability to incur additional indebtedness, create liens, engage in mergers and consolidations, make restricted payments and dispose of certain assets. There were $64 million and $75 million of borrowings under the Revolving Credit Facility as of December 31, 2018 and December 31, 2017, respectively.

(3)

The Company would have had the ability to utilize $278 million of the $400 million Revolving Credit Facility and not have been in violation of the terms of the agreement as of December 31, 2018. Availability under the Revolving Credit Facility was reduced by $64 million in borrowings.

(4)	The leverage ratio calculation includes non-GAAP adjusted EBITDA since the respective closing date of each acquisition and does not include a full 12 months of non-GAAP adjusted EBITDA.
(5)

The Consolidated Leverage Ratio as defined in the Credit Agreement was 2.54 at December 31, 2018 compared to a maximum permitted ratio under the Credit Agreement of 3.25, which steps down to 3.00 on March 31, 2020. The Consolidated Leverage Ratio was 2.18 at December 31, 2017. The full definition of Consolidated Leverage Ratio is included in the Credit Agreement filed as an exhibit to the annual report on Form 10-K for the year ended December 31, 2018.